PROSPECTUS SUPPLEMENT
(To Prospectus dated October 22, 1998)

                                  $349,453,529
                                 (Approximate)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                             (Seller and Servicer)
          REMIC Multi-Class Pass-Through Certificates, Series 1998-24.
      Principal and interest payable monthly, beginning December 28, 1998.

                            ------------------------

     All of the certificates comprising the series of certificates described in this Prospectus Supplement (the "Certificates") represent ownership interests in a trust fund. The trust fund consists primarily of a pool of conventional, fixed-rate, first-lien, fully-amortizing, one- to four-family residential mortgage loans with maturities of 20 to 30 years. GE Capital Mortgage Services, Inc. (the "Company") is selling the mortgage loans to the trust fund.

                            -----------------------------

     NEITHER THE CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                            -----------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                           CLASS CERTIFICATE    CERTIFICATE
                                                                PRINCIPAL         INTEREST
                                                               BALANCE(1)           RATE
                                                           -----------------    -----------
SENIOR CERTIFICATES:
Class A1................................................     $ 173,097,900          6.25%
Class A2................................................        21,409,000          6.25
Class A3................................................        86,016,000          6.25
Class A4................................................         2,165,133          6.50
Class A5................................................        35,246,000          6.25
Class A6................................................         2,138,907          6.50
Class A7................................................         3,409,939          6.75
Class A8................................................         6,819,878          6.00
Class A9................................................         2,048,316          6.50
Class A10...............................................         6,352,356          6.00
Class R.................................................               100          6.25

JUNIOR CERTIFICATES:
Class M.................................................         6,520,000          6.25
Class B1................................................         2,820,000          6.25
Class B2................................................         1,410,000          6.25

------------------
(1) Approximate, subject to the adjustment described in this Prospectus Supplement.

     Certain types of investors are not permitted to purchase or hold the Junior Certificates or the Class R Certificates. For more information on these restrictions, you should refer to "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" in this Prospectus Supplement.

     The Senior Certificates offered by this Prospectus Supplement will be purchased by Credit Suisse First Boston Corporation and the Junior Certificates offered by this Prospectus Supplement will be purchased by Lehman Brothers Inc., and are being offered by them from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Company will receive proceeds from the sale of such Certificates of approximately 98.711016% of their total initial principal balance, plus accrued interest from November 1, 1998 to but excluding the initial issuance date, before deducting expenses payable by the Company. You should refer to "Plan of Distribution" herein.

     On or about November 30, 1998, delivery of the Certificates offered by this Prospectus Supplement, except for the Class R Certificates, will be made through the book-entry facilities of The Depository Trust Company, and delivery of the Class R Certificates will be made at the offices of Credit Suisse First Boston Corporation in New York, New York.

                            -----------------------------
     CREDIT SUISSE FIRST BOSTON                                  LEHMAN BROTHERS

                            -----------------------------

            The date of this Prospectus Supplement is November 24, 1998.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Certificates offered by this Prospectus Supplement in two separate documents: (1) the accompanying Prospectus, which provides general information, some of which may not apply to your Certificates, and (2) this Prospectus Supplement, which describes the specific terms of your Certificates.

     IF THE INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire Prospectus and Prospectus Supplement to fully understand the terms of the Certificates offered by this Prospectus Supplement. All of the information contained in this summary is qualified by the more detailed explanation appearing in other parts of this Prospectus Supplement and the accompanying Prospectus. While this summary contains an overview of certain allocation concepts and other information to aid your understanding, you should read carefully the full description of these allocation concepts and other information in this Prospectus Supplement and the accompanying Prospectus before making any investment decision.

     You can find a listing of capitalized terms used in this Prospectus Supplement, and the pages on which they are defined, under the caption "Index of Certain Prospectus Supplement Definitions" beginning on page S-54 of this Prospectus Supplement. Any capitalized terms that are not defined in the Prospectus Supplement are defined in the accompanying Prospectus.

                               SECURITIES OFFERED

     The underwriters are offering the Certificates offered by this Prospectus Supplement in the classes and total original principal balances that are specified on the cover, subject to the possible adjustment described below. The total original principal balance of the Certificates will be approximately $352,461,524. Depending on the final composition of the underlying pool of mortgage loans, the principal balance of each offered class may increase or decrease from the amount listed on the cover. The total original principal balance of the Certificates will not be less than $332,500,000 or greater than $367,500,000.

     The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class R and Class PO Certificates comprise the senior certificates (the "Senior Certificates"). The Class M and Class B1 through Class B5 Certificates comprise the junior certificates (the "Junior Certificates").

     The Class PO, Class B3, Class B4 and Class B5 Certificates are not offered by this Prospectus Supplement. The Company will initially retain and may subsequently transfer the Class PO Certificates.

     Unless you are purchasing a Class R Certificate, you will not have the right to receive physical certificates evidencing your ownership except under certain limited circumstances. Instead, the trust fund will issue the Certificates offered by this Prospectus Supplement in the form of global certificates, which will be held by The Depository Trust Company or its nominee. Financial institutions that are direct or indirect participants in The Depository Trust Company will record beneficial ownership of a Certificate by individual investors in the following minimum denominations and, in each case, in integral multiples of $1,000 in excess of these denominations:

          CERTIFICATE              MINIMUM DENOMINATION
--------------------------------   --------------------
Class A1........................         $ 25,000
Class A2........................            1,000
Class A3........................           25,000
Class A4........................            1,000
Class A5........................           25,000
Class A6........................            1,000
Class A7........................            1,000
Class A8........................            1,000
Class A9........................            1,000
Class A10.......................           25,000
Class M.........................          100,000
Class B1........................          100,000
Class B2........................          100,000

The Class R Certificates will be issued in certificated form as a single certificate representing the entire principal balance of that class.

                                   TRUST FUND

     The Certificates will represent the entire beneficial ownership interest in the trust fund. Holders of the Certificates will be paid out of the cash flow produced by the trust fund's assets. The assets of the trust fund will consist primarily of a pool of fixed-rate, fully-amortizing, conventional mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans expected to be included in the trust fund have the following characteristics as of November 1, 1998:

Total original principal balance (1)..............   $352,461,524
Original terms to maturity........................   20 to 30 years
Weighted average maturity.........................   between 357 and 359 months
Weighted average annual interest rate.............   between 7.29% and 7.33%

------------------
(1) Approximate, after deducting payments of principal due on or before November 1, 1998 and subject to the possible adjustment described in this Prospectus Supplement.

     In addition, the Company expects that up to approximately 41%, in terms of total principal balance as of November 1, 1998, of the mortgage loans included in the trust fund will be located in California.

                                    SERVICER

     The Company will act as servicer of the mortgage loans. For approximately 38% of the mortgage loans contained in the trust fund, measured by principal balance as of November 1, 1998, North American Mortgage Company, as seller of such mortgage loans, will remain as the primary servicer while the Company will supervise the servicing duties and remain directly liable to the trust fund for the performance of such servicing duties. As servicer, the Company will be responsible for making reasonable efforts to collect payments due on the mortgage loans and performing other administrative functions. The Company will be obligated, as servicer, to advance delinquent principal and interest payments on the mortgage loans included in the mortgage pool under certain circumstances. In addition, the Company will reduce its servicing compensation, within certain limits, to reimburse holders of Certificates for shortfalls of interest payments resulting from voluntary prepayments on the mortgage loans. For more information on the Company, you should refer to "GE Capital Mortgage Services, Inc." in this Prospectus Supplement. For more information on the servicing of the mortgage loans, you should refer to "The Pooling and Servicing Agreement--Servicing Arrangement with Respect to the Mortgage Loans" and "--Servicing Compensation, Compensating Interest and Payment of Expenses" in this Prospectus Supplement.

                       DISTRIBUTIONS ON THE CERTIFICATES

     The Certificates will be issued under a pooling and servicing agreement, which will be dated as of November 1, 1998, between the Company and State Street Bank and Trust Company, as trustee. The pooling and servicing agreement will provide that distributions will be made on the Certificates on the 25th day of each month, beginning in December 1998. If such 25th day is not a business day, then distributions will be made on the next business day after the 25th of the month. These distributions will be made to holders of record of the Certificates on the close of business on the last business day of the calendar month preceding any distribution date. The first distribution date will be December 28, 1998.

     On each distribution date, (i) the Senior Certificates will be entitled to receive all amounts of interest and principal distributable to them before any distributions are made to the Junior Certificates and (ii) each class of Junior Certificates will be entitled to receive all amounts of interest and principal distributable to it before any distributions are made on any subordinate class of Junior Certificates. Generally, the available funds for each distribution date will first be allocated to pay interest due the holders of the Senior Certificates and then to pay the principal due the holders of the Senior Certificates in the order of priority established among the senior classes. The remaining available funds will then be allocated so that holders of the Class PO Certificates are protected from certain losses realized on mortgage loans that have annual interest rates, net of the Company's fixed servicing fee, that are less than 6.25%, but only if it is possible to cover those losses from amounts otherwise distributable as principal on the Junior Certificates. Lastly, the remaining available funds will be allocated to pay interest and then principal due the holders of the Junior Certificates in the order of priority established among the junior classes. You should refer to "Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds" in this Prospectus Supplement for the exact allocation of the available funds among the Certificates.

  INTEREST PAYMENTS

     o Interest will accrue on each class of Certificates offered by this Prospectus Supplement at the respective fixed interest rates specified on the cover of this Prospectus Supplement during each applicable interest accrual period.

     o On each distribution date, interest will be distributable from the available funds on each class of Certificates in a total amount based on the current accrued interest for such class, plus any accrued interest remaining undistributed from previous distribution dates.

     o The amount of interest actually distributed to you on any distribution date may be less than the interest accrued on your Certificate if one or more mortgage loans prepay, go into default and produce a loss, or have their interest rates reduced by federal law because the borrower is on active military duty. You should refer to "Description of the Certificates--Distributions on the Certificates--Interest" and "Description of the Certificates--Allocation of Realized Losses on the Certificates" in this Prospectus Supplement for a description of how any such event may produce a shortfall or loss and how shortfalls or losses of interest are allocated among the Certificates.

     o Interest will be calculated on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

  PRINCIPAL PAYMENTS

     o Principal will be paid on each class of Senior Certificates after interest has been paid on all classes of Senior Certificates. Principal will be paid on each class of Junior Certificates after (i) interest and principal have been paid on all classes of Senior Certificates and each higher ranking class of Junior Certificates and (ii) interest has been paid on such class of Junior Certificates.

     o The amount of principal distributable on the Certificates is a function of (i) formulas that allocate portions of the principal payments received, or expected to be received, on the mortgage loans among the different classes and (ii) the funds actually received from the trust fund's assets that are available to make distributions on each Certificate according to its allocation. Funds actually received may consist of expected, scheduled mortgage loan payments and unexpected, unscheduled payments due to prepayments, defaults by mortgagors or certain other events. You should refer to "Prepayment and Yield Considerations" in this summary for more details about types of unexpected payments.

     o The key allocation concept for the Senior Certificates, other than the Class PO Certificates, is the Senior Optimal Principal Amount which is defined on page S-22. The key allocation concept for the Class PO Certificates is the Class PO Principal Distribution Amount which is defined on page S-24. The key allocation concept for the Junior Certificates is the Junior Optimal Principal Amount which is defined on page S-25. The amount determined by each of these definitions is allocated among the different classes of Certificates based upon the priority of payments described in detail under "Description of the Certificates--Distribution on the Certificates--Allocation of Available Funds" in this Prospectus Supplement.

     o One of the main effects of the allocation formulas is to allocate to the Senior Certificates other than the Class PO Certificates, as a group, more than their proportionate share of most of the unexpected mortgage loan payments for at least the first nine years after initial issuance of the Certificates. This results in an acceleration of the repayment of the Senior Certificates, as a group, relative to the Junior Certificates. Unexpected payments distributable to holders of Junior

       Certificates will generally be paid in a manner designed to maintain the relative levels of subordination among the various classes of Junior Certificates. You should refer to "Description of the Certificates--Distribution on the Certificates--Allocation of Available Funds--Class Prepayment Distribution Trigger" in this Prospectus Supplement.

     o As discussed in more detail below, losses on the underlying mortgage loans are first allocated to the Junior Certificates. Losses due to certain types of defaults, including those resulting from bankruptcies of mortgagors, fraud in the origination process, or uninsured physical damage to the mortgaged properties, are allocated exclusively to the Junior Certificates in varying degrees until these losses reach specified levels. You should refer to "Description of the Certificates--Allocation of Realized Losses on the Certificates" in this Prospectus Supplement.

     o This series of Certificates includes a class of Senior Certificates, the Class A5 Certificates, that does not benefit from accelerated repayment in the same manner as the other Senior Certificates. The Class A5 Certificates will not receive any distribution of payments of principal on the mortgage loans for the first five years after initial issuance of the Certificates, unless (i) the other classes of Senior Certificates have been paid off or (ii) the total principal balance of the Junior Certificates has been reduced to zero as a result of principal distributions and/or the allocation of losses to such Certificates.

     o Unlike other classes of Certificates, the amount of principal distributable to the Class A9 Certificates on any distribution date (except as described below) will not be distributed on a pro rata basis to the holders of Certificates of such class. Instead, these distributions will be made to certain holders of the Class A9 Certificates on the basis of requests for redemption submitted by holders or as mandatory distributions of principal on Certificates selected by random lot. These distributions will be made in integral multiples of $1,000. There is no assurance that a beneficial owner of a Class A9 Certificate will receive distributions of principal on any particular distribution date even if such class of Certificates as a whole is entitled to receive distributions of principal on such date. Accordingly, the Class A9 Certificates may not be an appropriate investment for all prospective investors. You should refer to "Description of the Certificates--Principal Distributions on the Class A9 Certificates."

     o Despite the priority of payments, all distributions of principal on the outstanding Senior Certificates, including the Class A9 Certificates but excluding the Class PO Certificates, will be made on a pro rata basis among such Certificates on each distribution date after the date on which the total principal balance of the Junior Certificates has been reduced to zero as a result of principal distributions and the allocation of losses to such Certificates. You should refer to "Description of the Certificates--Distributions on the Certificates--Principal" in this Prospectus Supplement.

     o The rate of distribution of principal on the Certificates will depend on the rate of payment of principal on the mortgage loans which, in turn, will depend on the characteristics of the mortgage loans, the level of prevailing interest rates and other economic, geographic and social factors. The Company cannot predict or assure you as to the actual rate of payment of principal on the mortgage loans.

                       SUBORDINATION AND LOSS ALLOCATION

     The rights of the holders of each class of Junior Certificates to receive distributions from the trust fund will be subordinate to the rights of the holders of the Senior Certificates to receive distributions. Furthermore, the right of certain classes of Junior Certificates, other than the Class M Certificates, to receive distributions from the trust fund will be subordinate to the rights of each higher ranking class of Junior Certificates to receive distributions. The subordination of the Junior Certificates relative to the Senior Certificates is intended to both (i) enhance the likelihood that holders of the Senior Certificates will receive the full amount of the monthly distributions allocable to them and (ii) to protect the holders of Senior Certificates against losses. The subordination of each class of Junior Certificates, other than the Class M Certificates, relative to each higher ranking class of Junior Certificates is intended to give similar benefits to such higher ranking classes of Junior Certificates. However, the degree of protection afforded any class of Junior Certificates by this subordination is less than the degree of protection afforded to the Senior Certificates.

     You should consider the level of subordination present among the Certificates when making your investment decision. As of the date of the initial issuance of the Certificates, the total principal balance of the Junior Certificates will equal approximately 3.90% of the total principal balance of all the Certificates. As of that date, the total principal balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the Certificates offered by this Prospectus Supplement, will equal approximately 0.85% of the initial total principal balance of all of the Certificates and approximately 21.80% of the initial total principal balance of all of the Junior Certificates.

     The protection given to the holders of Senior Certificates through the subordination feature described above will be accomplished in two ways: first, by the preferential right of the holders of Senior Certificates to receive the amounts due them on each distribution date, prior to any distribution being made on the Junior Certificates on that date and, second, by the allocation of certain mortgage loan losses to the Junior Certificates before such losses are allocated to the Senior Certificates (except the Class PO Certificates). Allocation of mortgage loan losses to the Junior Certificates may, in turn, increase the proportionate claim of the Senior Certificates on future mortgage loan payments. You should refer to "Description of the Certificates--Subordination--Priority of Senior Certificates" in this Prospectus Supplement.

     No form of credit enhancement other than the subordination described above will be available for the benefit of holders of the Certificates.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal distributions on the Certificates, the total amount of each interest distribution on the Certificates and the yield to maturity of the Certificates are related to the rate of principal collections on the mortgage loans. Principal collections on the mortgage loans may be in the form of expected, scheduled principal payments and unexpected, unscheduled principal payments. Unexpected payments consist of:

     o voluntary prepayments by the mortgagors such as prepayments in full due to refinancings. These may include refinancings made, and possibly solicited, by the Company in the ordinary course of conducting its mortgage banking business;

     o prepayments resulting from default, foreclosure, casualty, condemnation and similar events, and repurchases by the Company of the mortgage loans under certain circumstances described in this Prospectus Supplement; and

     o prepayments made during participation by mortgagors, which may be solicited by the Company, in biweekly payment programs.

Expected payments and unexpected payments of principal are allocated between the Senior Certificates and Junior Certificates, and between the Class A5 Certificates and the other Senior Certificates, according to special rules. You should refer to "Distributions on the Certificates--Principal Payments" in this summary and "Description of the Certificates--Distributions on the Certificates" and "--Allocation of Realized Losses on the Certificates" below.

     Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the mortgage loans in the trust fund, the prepayment rate on the mortgage loans is likely to increase. Conversely, when prevailing mortgage interest rates rise significantly above the interest rates on the underlying mortgage loans, the prepayment rate on the mortgage loans is likely to decrease. Other economic, geographic and social factors also may influence the prepayment rate. Because rapid rates of prepayments on the mortgage loans are likely to occur when prevailing interest rates are lower than those on the mortgage loans, the yields at which you may be able to reinvest amounts received as payments on your Certificates may be lower than the yield on your Certificates. Conversely, because slow rates of prepayments on the mortgage loans are likely to occur when prevailing interest rates are higher than those on the mortgage loans, the amount of payments available to you for reinvestment at such high rates may be relatively low.

     In addition, the yields to maturity on the Certificates themselves will be sensitive, in varying degrees, to the rate and timing of mortgage loan prepayments. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon whether it is purchased for an amount greater than or less than the Certificate's then outstanding principal balance. In the case of Certificates purchased for an amount greater than their then outstanding principal balance, faster than anticipated rates of principal prepayments on the mortgage loans (i) could result in actual yields to you that are lower than the anticipated yields and (ii) could result in a reduction in the amount of time such Certificates are outstanding. In the case of Certificates purchased for an amount less than their then outstanding principal balance, slower than anticipated rates of principal prepayments on the mortgage loans (i) could result in actual yields to you that are lower than the anticipated yields and (ii) could result in an extension of the amount of time such Certificates are outstanding.

     Voluntary prepayments of principal on the mortgage loans may reduce the amount of interest available for distribution to holders of Certificates. Any resulting shortfalls in interest, unless offset by a reduction in servicing compensation of the Company, generally will produce a lower yield on the Certificates than would otherwise be the case. The interest distributable on the Certificates offered by this Prospectus Supplement will also be reduced under certain loss scenarios and this will also produce a lower yield. You should refer to "Description of the Certificates--Allocation of Realized Losses on the Certificates" in this Prospectus Supplement.

     The Certificates offered by this Prospectus Supplement were structured on the basis of several things, including (i) an assumed rate of prepayments on the mortgage loans of 275% of the prepayment model, as described under "Yield and Weighted Average Life Considerations--Weighted Average Lives of the Certificates" and (ii) corresponding weighted average lives as described in this Prospectus Supplement. The weighted average lives of the Certificates offered by this Prospectus Supplement, based on the assumptions described under "Yield and Weighted Average Life Considerations--Weighted Average Lives of the Certificates--Tables of Class Certificate Principal Balances", are set forth in the tables that appear under such heading on pages S-39 through S-42. The mortgage loans are not likely to prepay at a constant rate of 275% of the prepayment model or at any other constant rate, and the actual weighted average lives of the Certificates are likely to differ from those shown in such tables. The weighted average lives of all classes of the Certificates will be affected in part by the rate of principal payments on the mortgage loans and the resulting allocation of principal payments on the Certificates.

     The yields on the Class M, Class B1 and Class B2 Certificates will be sensitive, in varying degrees, to the liquidation of, and any subsequent loss experience on, the mortgage loans and to the timing of any such losses. Among these Certificates, such yield sensitivity will generally be greatest among the Class B2 Certificates relative to the Class M and Class B1 Certificates, greater among the Class B1 Certificates than the Class M Certificates and greater among the Class M Certificates than the Senior Certificates. Because of the special allocation of losses to the Junior Certificates, investors in the Class M, Class B1 and Class B2 Certificates may not fully recover their investment. You should refer to "Yield and Weighted Average Life Considerations--The Class M, Class B1 and Class B2 Certificates" in this Prospectus Supplement.

     You are urged to make an investment decision with respect to the Certificates you propose to purchase based upon your own determination as to the anticipated rate of prepayments, defaults and losses on the underlying mortgage loans and anticipated yield on the Certificates.

     As a result of the manner in which distributions of principal will be made on the Class A9 Certificates, the weighted average life of a Class A9 Certificate owned by an individual investor may vary significantly from the weighted average life of the Class A9 Certificates as a whole.

     You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

                     OPTIONAL TERMINATION OF THE TRUST FUND

     The Company may, at its option, repurchase from the trust fund all of the mortgage loans underlying the Certificates on any distribution date after the total unpaid principal balance of the mortgage loans is less than 10% of the total unpaid principal balance of the mortgage loans as of November 1, 1998. This repurchase would result in the early retirement of the Certificates. If the proceeds realized upon such early retirement are less than the total principal balance of all outstanding Certificates plus accrued and unpaid interest, the resulting shortfall will be allocated among the Certificates as described in this Prospectus Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Certificates, other than the Class R Certificates, will be treated as debt instruments issued by a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. The Class R Certificates will be treated as the residual interest in the REMIC.

     The particular federal income tax consequences of your investment will depend upon the class of Certificates you buy. These consequences may include the following:

     o You will be required to report income on your Certificates (other than the Class R Certificates) in accordance with the accrual method of accounting.

     o Certain classes of the Certificates may be issued with original issue discount.

     o The holders of the Class R Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Class R Certificates. You should refer to "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" for further information on those restrictions.

     o The amount of income reported by a holder of a Junior Certificate may exceed the cash distributions actually received by that holder due to the preferential right of other classes of Certificates to receive cash distributions in the event of losses on the mortgage loans.

You should refer to "Certain Federal Income Tax Consequences" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--REMIC Certificates" in the accompanying Prospectus.

                                LEGAL INVESTMENT

     The Senior Certificates and the Class M Certificates offered by this Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Certain institutions, however, may be subject to restrictions on investment in such Certificates. The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, they can invest in Class B1 and Class B2 Certificates.

                              ERISA CONSIDERATIONS

     If you are a fiduciary of an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Internal Revenue Code of 1986 (the "Code") you should carefully review with your legal advisors whether the purchase or holding of the Certificates offered by this Prospectus Supplement could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The Class M, Class B1, Class B2 and Class R Certificates may not be acquired by an employee benefit plan that is subject to ERISA or a plan subject to
Section 4975 of the Code. The transfer of those classes of Certificates is subject to certain restrictions described in "ERISA Considerations" in this Prospectus Supplement.

                              CERTIFICATE RATINGS

     The Company must obtain the following ratings for the Certificates from Fitch IBCA, Inc. and/or Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at the time the Certificates are initially issued:

                                                                    STANDARD AND
                 CERTIFICATE                     FITCH'S RATING    POOR'S RATING
----------------------------------------------   ---------------   --------------
Class A1......................................         AAA              AAA
Class A2......................................         AAA              AAA
Class A3......................................         AAA              AAA
Class A4......................................         AAA              AAA
Class A5......................................         AAA              AAA
Class A6......................................         AAA              AAA
Class A7......................................         AAA              AAA
Class A8......................................         AAA              AAA
Class A9......................................         AAA              AAA
Class A10.....................................         AAA              AAA
Class R.......................................         AAA              AAA
Class M.......................................         AA            Not Rated
Class B1......................................          A            Not Rated
Class B2......................................         BBB           Not Rated

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Certificates should be evaluated independently of any other rating. The ratings do not address the possibility that a holder of a Certificate may suffer a lower than anticipated yield. You should refer to "Certificate Ratings" in this Prospectus Supplement.

                              LIQUIDITY CONSIDERATIONS

     At this time, a secondary market does not exist for the Certificates, and the Company does not know whether such a market will develop or, if it does develop, whether it will permit an investor to readily sell its Certificates. Credit Suisse First Boston Corporation and Lehman Brothers Inc. intend to make a market for the purchase and sale of the Certificates underwritten by such underwriter after their issuance, but are not obligated to do so. In addition, the Company cannot assure you that you will be able to sell your Certificate at a price that is equal to or greater than the price at which you purchased your Certificate.

     Information available to you should you desire to sell your Certificates in the secondary market may be limited. In particular, price quotations regarding specific classes of the Certificates are not currently available in any newspaper or other source that is widely available to investors.

     The Company believes that a number of dealers that engage in the mortgage-backed securities markets currently offer price quotations for the Company's mortgage pass-through certificates to investors that desire to buy or sell such certificates. However, we cannot assure you that such dealers will continue to provide such a service or that any such dealer will offer a price quotation for any particular series or class of the Company's certificates. In addition, we cannot assure you that any such dealer will offer a price quotation to any particular investor, and non-institutional investors in particular may not have access to such quotations. The lack of availability of price information concerning the Certificates may affect liquidity.

     The Company currently maintains an electronic bulletin board, accessible by computer modem, which provides certain information about loans included in various series of mortgage pass-through securities which have been publicly offered by the Company. The Company makes no representation or warranty that such information will be suitable for any particular purpose and the Company assumes no responsibility for the accuracy or completeness of any information that is generated by others using such information. The Company has no obligation to maintain the bulletin board and may stop maintaining it at any time. For further information concerning the bulletin board, you should call 800-544-3466, extension 5515.

         DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

GENERAL

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate, fully-amortizing mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating a first lien on one- to four-family residential properties (the "Mortgaged Properties").

     Certain data with respect to the Mortgage Loans are set forth below.
A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of November 1, 1998 (the "Cut-off Date") and will also include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the "Mortgage Rates"), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the aggregate original class certificate principal balance (each, a "Class Certificate Principal Balance") of each class of Certificates (each, a "Class") on the date of issuance of the Certificates, the initial Senior Percentage, the initial Group II Senior Percentage and the initial Junior Percentage (each as defined herein), and the Bankruptcy Loss Amount, Fraud Loss Amount and Special Hazard Loss Amount (each as defined herein), as of the Cut-off Date. The Agreement (as defined herein) and its exhibits will be filed as an exhibit to the Detailed Description.

     The "Scheduled Principal Balance" of a Mortgage Loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or before such date. The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date (as defined herein) is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date (as such terms are defined herein), irrespective of any delinquency in payment by the related borrower (the "Mortgagor"). The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     It is expected that at least 95% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans (and substantially all of the Mortgage Loans with loan-to-value ratios in excess of 80%) will have been originated under the Company's full or alternative documentation program or other full or alternative documentation programs acceptable to the Company, that no more than 2.50% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's "No Income Verification Program" or other no income verification programs acceptable to the Company, that no more than 0.50% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to the Company, that none of the Mortgage Loans will have been originated under the Company's "No Ratio Program" or other no ratio programs acceptable to the Company and that no more than 0.50% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to the Company. It is expected that no more than 0.25% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been acquired under the Company's "Relocation Loan" program or other relocation programs acceptable to the Company. See "The Trust Fund--The Mortgage Loans--Loan Underwriting Policies" in the Prospectus.

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy. Each Mortgage Loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See "Servicing of the Mortgage Loans and Contracts--Hazard Insurance" and "--Private Mortgage Insurance" in the Prospectus.

     All payments due on each Mortgage Loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date. The Mortgage Pool will include a substantial number of recently orginated loans on which the first monthly payments are not due until the Cut-off Date or on a date subsequent to the initial issuance of the Certificates.

     For a description of the underwriting standards generally applicable to the Mortgage Loans, see "The Trust Fund--The Mortgage Loans--Loan Underwriting Policies" in the Prospectus.

THE MORTGAGE LOANS

     The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $352,461,524. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $332,500,000 or greater than $367,500,000.

     The Mortgage Rates borne by the Mortgage Loans are expected to range from 6.375% to 8.750% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of the Mortgage Loans is expected to be between 7.29% and 7.33% per annum. The original principal balances of the Mortgage Loans are expected to range from $75,000 to $750,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $326,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be March 1996 and the month and year of the latest scheduled maturity date of any Mortgage Loan will be November 2028. All of the Mortgage Loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Mortgage Loans will be between 357 and 359 months as of the Cut-off Date.

     The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

          No more than 14% of the Mortgage Loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. None of the Mortgage Loans will have a Scheduled Principal Balance of more than $750,000.

          No more than 9% of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 4% of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans is expected to be between 72.00% and 74.00%.

          No more than 1.25% of the Mortgage Loans will have a loan-to-value ratio at origination calculated on the basis of an appraisal conducted more than one year before the origination date thereof.

          The proceeds of at least 36% of the Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of the Mortgage Loans will have been used to refinance an existing loan. No more than 11% of the Mortgage Loans will have been the subject of "cash-out" refinancings.

          No more than 1% of the Mortgage Loans will be temporary buy-down Mortgage Loans.

          No more than 2% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

          No more than 41% of the Mortgage Loans will be secured by Mortgaged Properties located in California. The majority of the Mortgage Loans will be secured by Mortgaged Properties located in California, Massachusetts, Illinois and Colorado. No more than 4% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state except the states specified in the preceding sentence.

          At least 96% of the Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

          At least 94% of the Mortgage Loans will be secured by single-family, detached residences.

          No more than 4% of the Mortgage Loans will be secured by condominiums.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Agreement") between the Company, as seller and servicer, and State Street Bank and Trust Company, as trustee (the "Trustee"). Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in the fourteen Classes offered hereby, together with the Class PO, Class B3, Class B4 and Class B5 Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $352,461,524, subject to a permitted variance such that the aggregate original Certificate Principal Balance will not be less than $332,500,000 or greater than $367,500,000. Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

     As described below, each Class of Certificates offered hereby, other than the Class R Certificates (the "Residual Certificates"), will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations in Certificate Principal Balance of $25,000 (in the case of the Class A1, Class A3, Class A5 and Class A10 Certificates), $1,000 (in the case of the Class A2, Class A4, Class A6, Class A7, Class A8 and Class A9 Certificates), or $100,000 (in the case of the Class M, Class B1 and Class B2 Certificates), and, in each case, in integral multiples of $1,000 in excess thereof. The Residual Certificates will be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof. Notwithstanding the integral multiple requirements described above, one Certificate of each Class other than the Residual Certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance thereof.

BOOK-ENTRY CERTIFICATES

     Each Class of Certificates offered hereby other than the Residual Certificates (the "Book-Entry Certificates") will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Company, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Company has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm (each, a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Participants.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with the Depository's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial

Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     AS A RESULT, UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS. BECAUSE THE DEPOSITORY CAN ONLY ACT ON BEHALF OF FINANCIAL INTERMEDIARIES, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE BOOK-ENTRY CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DEPOSITORY SYSTEM, OR OTHERWISE TAKE ACTIONS IN RESPECT OF SUCH BOOK-ENTRY CERTIFICATES, MAY BE LIMITED DUE TO THE LACK OF PHYSICAL CERTIFICATES FOR SUCH BOOK-ENTRY CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

     The Depository has advised the Company and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor; (b) the Company, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as described in the accompanying Prospectus) beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest, if any, on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if Definitive Certificates are issued in respect of the Class M, Class B1 or Class B2 Certificates, no transfer of a Class M, Class B1 or Class B2 Certificate may be made unless the Trustee has received (i) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by
Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such Certificate or (ii) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and the Company. See "ERISA Considerations" herein.

NON-BOOK-ENTRY CERTIFICATES

     The Residual Certificates (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book-Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The Residual Certificates will be subject to certain restrictions on transfer. See "--Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date is as described in the accompanying Prospectus under "Servicing of the Mortgage Loans and Contracts--Loan Payment Record."

DISTRIBUTIONS ON THE CERTIFICATES

     Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in December 1998, in an aggregate amount equal to the Available Funds for such Distribution Date. Distributions will be made to holders of record on the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Classes of Senior Certificates (other than the Class PO Certificates), the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the Classes of Senior Certificates (other than the Class PO Certificates), any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

          third, to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Available Funds, concurrently as follows:

             (a) to the Class A1, Class A2, Class A3, Class A4, Class A5,
        Class A6, Class A7, Class A8, Class A9, Class A10 and Class R Certificates, the Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                (i) to the Class A5 Certificates (the "Group II Senior Certificates"), the Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                (ii) to the Class A1, Class A2, Class A3, Class A4, Class A6, Class A7, Class A8, Class A9, Class A10 and Class R Certificates (together, the "Group I Senior Certificates"), the Senior Optimal Principal Amount (as defined herein) for such Distribution Date less the Group II Senior Principal Distribution Amount for such Distribution Date, concurrently as follows:

                    (A) to the Class A1, Class A2, Class A4, Class A6,
               Class A7, Class A8, Class A9, Class A10 and Class R Certificates, approximately 70.3418134668% of the amount described in clause
               (a)(ii) above, in the following order of priority:

                        (I) to the Class R Certificates, until the Class
                   Certificate Principal Balance thereof has been reduced to zero;

                        (II) to the Class A1 Certificates, until the Class
                   Certificate Principal Balance thereof has been reduced to zero;

                        (III) to the Class A2 Certificates, until the Class
                   Certificate Principal Balance thereof has been reduced to zero;

                        (IV) concurrently, (1) to the Class A7 and Class A8
                   Certificates, pro rata, approximately 44.6044346496% of the remaining amount described in clause (a)(ii)(A) above, until the Class Certificate Principal Balances thereof have each been reduced to zero; and (2) to the Class A4, Class A6, Class A9 and Class A10 Certificates, approximately 55.3955653504% of the remaining amount described in clause
                   (a)(ii)(A) above, concurrently as follows:

                            (x) to the Class A10 Certificates, approximately
                       50.00% of the amount described in clause
                       (a)(ii)(A)(IV)(2) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                            (y) to the Class A4, Class A6 and Class A9
                       Certificates, approximately 50.00% of the amount described in clause (a)(ii)(A)(IV)(2) above, in the following order of priority:

                                first, to the Class A4 Certificates, until the
                           Class Certificate Principal Balance thereof has been reduced to zero; and

                                second, pro rata, to the Class A6 and Class A9
                           Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

                    (B) to the Class A3, Class A4, Class A6, Class A7, Class A8,
               Class A9 and Class A10 Certificates, approximately 29.6581865332% of the amount described in clause (a)(ii) above, in the following order of priority:

                        (I) to the Class A3 Certificates, until the Class
                   Certificate Principal Balance thereof has been reduced to zero;

                        (II) concurrently, (1) to the Class A7 and Class A8
                   Certificates, pro rata, approximately 44.6044346496% of the remaining amount described in clause (a)(ii)(B) above, until the Class Certificate Principal Balances thereof have each been reduced to zero; and (2) to the Class A4, Class A6, Class A9 and Class A10 Certificates, approximately 55.3955653504% of the remaining amount described in clause
                   (a)(ii)(B) above, concurrently as follows:

                            (x) to the Class A10 Certificates, approximately
                       50.00% of the amount described in clause
                       (a)(ii)(B)(II)(2) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                            (y) to the Class A4, Class A6 and Class A9
                       Certificates, approximately 50.00% of the amount described in clause (a)(ii)(B)(II)(2)above, in the following order of priority:

                                first, to the Class A4 Certificates, until the
                           Class Certificate Principal Balance thereof has been reduced to zero; and

                                second, pro rata, to the Class A6 and Class A9
                           Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

             (b) to the Class PO Certificates, the Class PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class PO Certificates, to the extent of remaining Available Funds, the Class PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Junior Optimal Principal Amount for such Distribution Date, (ii) such distributions shall not reduce the Class Certificate Principal Balance of the Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the Junior Certificates have been reduced to zero (the "Cross-Over Date");

          fifth, to the Class M Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined under "--Principal" below) for such Distribution Date;

          sixth, to the Class B1 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          seventh, to the Class B2 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date; and

          eighth, to the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and
     (c) such Classes' Allocable Share for such Distribution Date.

     The percentages set forth in priorty third above were calculated on the basis of the Class Certificate Principal Balances of the related Certificates set forth on the cover hereof or described herein. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Senior Certificates (other than the Class PO Certificates) will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

     "Pro rata" distributions among Classes of Certificates will be made in proportion to the then-current Class Certificate Principal Balances of such Classes.

     If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, the remaining Available Funds are less than the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the Certificates as described under "--Allocation of Realized Losses on the Certificates" herein.

     Interest. Interest will accrue on the Certificates offered hereby at the fixed Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs (each, an "Interest Accrual Period"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class B3, Class B4 and Class B5 Certificates at the Certificate Interest Rate of 6.25% per annum during each Interest Accrual Period.

     The Class PO Certificates are principal-only Certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any Certificate (other than any Class PO Certificate) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses allocable to Certificateholders, including Excess Losses.

     The "Certificate Principal Balance" of any Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Junior Certificate, such Certificate's pro rata share, if any, of the Junior Certificate Writedown Amount (as defined below) and the Class PO Deferred Payment Writedown Amount (as defined below) for previous Distribution Dates. As of any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the Certificates on such Distribution Date) exceeds (b) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date. For any Distribution Date, the "Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority fourth under "--Allocation of Available Funds" above. The Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the Classes of Junior Certificates in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero.

     With respect to any Distribution Date, the "Net Interest Shortfall" allocable to Certificateholders will equal the excess of the aggregate Interest Shortfalls allocable to Certificateholders with respect to such Distribution Date over the Compensating Interest Payment (as defined under "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein), if any, for such Distribution Date. For purposes of making the foregoing determinations, any Interest Shortfalls will be allocated on each Distribution Date between the outstanding Certificates (other than the Class PO Certificates) and the Company in respect of its Supplemental Servicing Fees (as defined herein) in proportion to the aggregate amount of Accrued Certificate Interest and Supplemental Servicing Fees, respectively, that would have been allocated thereto in the absence of such Interest Shortfalls.

     With respect to any Distribution Date, an "Interest Shortfall" in respect of a Mortgage Loan will result from (i) any voluntary prepayment of principal in full on such Mortgage Loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date; (ii) any partial prepayment of principal on such Mortgage Loan by the Mortgagor during the month preceding such Distribution Date; or (iii) a reduction in the interest rate on such Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Base Servicing Fee (as defined herein) (the "Net Mortgage Rate") on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses allocable to Certificateholders (see "--Allocation of Realized Losses on the Certificates") will, on each Distribution Date, be allocated among all the outstanding Certificates (other than the Class PO Certificates) in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

     If Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Senior Certificates (other than the Class PO Certificates) to their Certificateholders, any shortfall in available amounts will be allocated among such Classes of Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Senior Certificates (other than the Class PO Certificates) on subsequent Distribution Dates in accordance with priority second under "--Allocation of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     Principal. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class PO Certificates) and the Junior Certificates, on the one hand, and (ii) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Mortgage Rate ("NMR") less than 6.25% per annum (each such Mortgage Loan, a "Discount Mortgage Loan") will be the fraction, expressed as a percentage, equal to NMR divided by 6.25%. The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.25% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.25% - NMR) divided by 6.25%. The "PO Percentage" with respect to any Non-Discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class PO Certificates, which are not offered hereby, will be approximately $11,995 subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each Class of Senior Certificates entitled to principal distributions will be made on each Distribution Date pursuant to priority third under "--Allocation of Available Funds" above. In accordance with priority third, the Available Funds remaining after the distribution of interest will be allocated to such Senior Certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under "--Allocation of Available Funds" above. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and payments in respect of the Class PO Deferred Amount on such Distribution Date will be allocated to the Class M, Class B1 and Class B2 Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date. The Group II Senior Certificates will not receive any distributions in respect of scheduled payments, prepayments or other unscheduled recoveries of principal on the Mortgage Loans during the first five years after the date of initial issuance of the Certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date.

     The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the applicable Prepayment Period (as defined below), (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period, (iv) the lesser of (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of
(w) the net liquidation proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period, and (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     With respect to any Mortgage Loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Group II Senior Principal Distribution Amount" for any Distribution Date will equal the product of (a) the Senior Optimal Principal Amount for such date multiplied by (b) the Group II Senior Percentage for such date multiplied by (c) the Group II Senior Distribution Percentage for such date. Notwithstanding the foregoing, (i) on the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates, and (ii) following the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount.

     The "Group II Senior Percentage" for any Distribution Date will equal the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date by (y) the aggregate Certificate Principal Balance of all the Senior Certificates (less the Class Certificate Principal Balance of the Class PO Certificates) immediately preceding such Distribution Date. The initial
Group II Senior Percentage is expected to be approximately 10.41%.

     The "Group II Senior Distribution Percentage" for any Distribution Date will equal 0% through the Distribution Date in November 2003; 30% thereafter through the Distribution Date in November 2004; 40% thereafter through the Distribution Date in November 2005; 60% thereafter through the Distribution Date in November 2006; 80% thereafter through the Distribution Date in November 2007; and 100% thereafter.

     The "Senior Percentage" on any Distribution Date will equal the lesser of
(i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates (less the Class Certificate Principal Balance of the Class PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Certificates (less the Class Certificate Principal Balance of the Class PO Certificates) immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 96.10%.

     The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

  PERIOD (DATES INCLUSIVE)               SENIOR PREPAYMENT PERCENTAGE
-----------------------------  -------------------------------------------------
December 1998 - November 2003  100%
December 2003 - November 2004  Senior Percentage plus 70% of the Junior
                               Percentage
December 2004 - November 2005  Senior Percentage plus 60% of the Junior
                               Percentage
December 2005 - November 2006  Senior Percentage plus 40% of the Junior
                               Percentage
December 2006 - November 2007  Senior Percentage plus 20% of the Junior
                               Percentage
December 2007 and thereafter   Senior Percentage

     Notwithstanding the foregoing, if the Senior Percentage on any Distribution Date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

          (A) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the date of issuance of the Certificates (the "Original Junior Principal Balance") if such Distribution Date occurs between and including December 2003 and November 2004, (b) 35% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (c) 40% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (d) 45% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (e) 50% of the Original Junior Principal Balance if such Distribution Date occurs during or after December 2007; or

          (B) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses do not exceed (a) 10% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004, (b) 15% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (c) 20% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (d) 25% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (e) 30% of the Original Junior Principal Balance if such Distribution Date occurs during or after December 2007.

     The "Class PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period, (iv) the applicable PO Percentage of the sum of
(w) the net liquidation proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (v) the applicable PO Percentage of the sum of
(a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan. For purposes of clauses (ii) and (v) above, the Scheduled Principal Balance of a Mortgage Loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Bankruptcy Coverage Termination Date.

     The "Group I Final Distribution Date" is the Distribution Date on which the Class Certificate Principal Balance of each of the Group I Senior Certificates has been reduced to zero.

     The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) have each been reduced to zero (the "Senior Final Distribution Date"), the Junior Prepayment Percentage will equal 100%. The initial Junior Percentage is expected to be approximately 3.90%.

     The "Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Junior Certificates immediately prior to such Distribution Date): (i) the Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the related Prepayment Period (plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date), (iv) the excess, if any, of the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan (other than Mortgage Loans described in clause (b)) and (b) the applicable Non-PO Percentage of the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to Senior Certificateholders (other than the holders of the Class PO Certificates) pursuant to clause (iv) of the definition of Senior Optimal Principal Amount on such Distribution Date, and (v) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     The "Allocable Share" with respect to any Class of Junior Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Class Certificate Principal Balance of each Class entitled thereto) of each of the components of the Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate (together, the "Class B Certificates") shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the Pool Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If, on any Distribution Date, the Class Certificate Principal Balance of the Class M Certificates or of any Class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount, to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Junior Certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking Classes of Junior Certificates because the amount otherwise distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount will be distributable among the outstanding Class M Certificates and each Class of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein. On any Distribution Date, any reduction in funds available for distribution to the Classes of Junior Certificates resulting from a distribution of the Class PO Deferred Amount to the Class PO Certificates will be allocated to the Classes of Junior Certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

     Example of Distributions. For an example of hypothetical distributions on the Certificates for a particular Distribution Date, see "Description of the Certificates--Example of Distributions" in the accompanying Prospectus.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A9 CERTIFICATES

     General. Arrangements have been made to distribute principal on the Class A9 Certificates in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal distributions in amounts smaller than $1,000 and to give a limited payment priority to investors who request early payment.

     Principal payments on the Class A9 Certificates will be made as follows:

     o The amount of principal, if any, distributable on the Class A9 Certificates as a whole on each Distribution Date will be determined as described under "Distributions on the Certificates--Allocation of Available Funds" above.

     o The distribution of principal on the Class A9 Certificates will be rounded upward to an integral multiple of $1,000 by withdrawing funds from the Rounding Account (as defined below), if necessary.

     o The Trustee will remit distributions of principal to the Depository in integral multiples of $1,000. The Depository will then remit such distributions to the Participants on behalf of the beneficial owners of the Class A9 Certificates. The Participants and the relevant Financial Intermediaries in turn will be responsible for remitting principal payments to their customers as described above.

     o Holders of Class A9 Certificates who have properly made a Principal Distribution Request (as defined herein), as described below, will be paid first, to the extent of available principal for the Class A9 Certificates.

     o As to distributions of principal among holders of Class A9 Certificates, Deceased Holders (as defined below) will be entitled to a first priority, and beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority.

     o If more principal is available for distribution on the Class A9 Certificates than the amount covered by valid Principal Distribution Request, beneficial owners of the Class A9 Certificates will receive distributions of principal in integral multiples of $1,000 pursuant to the random lot procedures described below.

Notwithstanding the foregoing, on and after the Cross-Over Date, distributions on the Class A9 Certificates will be made pro rata among all holders of the Certificates of such Class and will not be made in integral multiples of $1,000, by requested distributions or by random lot.

The rest of this section describes these procedures in more detail.

     Rounding of Distributions of Principal. For purposes of distributions of principal on the Class A9 Certificates, a rounding account (the "Rounding Account") will be established on the Closing Date by the deposit of $999.99 in a segregated, non-interest bearing account maintained by the Trustee pursuant to the Agreement. Prior to the Cross-Over Date, whenever distributions of principal are to be made on the Class A9 Certificates, the amount allocable to such Class will be rounded upward to an integral multiple of $1,000, if necessary. On the first Distribution Date when distributions of principal will be made on the Class A9 Certificates, the Trustee will withdraw from the Rounding Account any funds needed to round the amount allocable to such Class upward to the next integral multiple of $1,000 and will distribute the rounded amount on such Class. On the next Distribution Date when distributions of principal will be made on the Class A9 Certificates, the Trustee will first apply the amount allocable to such Class in respect of principal, to repay any amount withdrawn from the Rounding Account on the previous Distribution Date; then it will round the remainder of such allocable amount upward to the next integral multiple of $1,000 by making another withdrawal from the Rounding Account and will distribute this amount on such Class. This process will continue on subsequent Distribution Dates prior to the Cross-Over Date until the Class Certificate Principal Balance of the Class A9 Certificates has been reduced to zero. Upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the Class A9 Certificates is reduced to zero, the balance in the Rounding Account will be restored to $999.99 from Available Funds otherwise available for distribution to other Classes of Certificates and will be distributed to the holder of the Class R Certificate, and the Rounding Account will be terminated.

     Principal Distribution Requests and Withdrawals. Each beneficial owner of a Class A9 Certificate may request that a distribution of principal on such Certificate be made on a Distribution Date, in any integral multiple of $1,000, by delivering a written request (each, a "Principal Distribution Request") to the Participant or Financial Intermediary that maintains such beneficial owner's account. The Participant should in turn make the request to the Depository (or, in the case of a Financial Intermediary, such firm must notify the related Participant of such request, which Participant should make the request to the Depository) on a form required by the Depository and provided to the Participant. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be re-requested. Upon receipt of such Principal Distribution Request, the Depository will date and time-stamp such request. Such requests will be honored on any Distribution Date only to the extent that they are received by the Depository on or before the Record Date for such Distribution Date. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Such requests shall be made available to the Trustee through the facilities of the Depository. Principal Distribution Requests delivered to the Depository after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. In the case of Principal Distribution Requests on behalf of Living Holders, the Depository will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if the Depository has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceeding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Class A9 Certificate will be held by the Depository until such request has been accepted or has been withdrawn in writing as described below.

     On any Distribution Date on which principal distributions are made on the Class A9 Certificates, priority of distributions of principal in respect of such Class of Certificates will be given to holders of such Class of Certificates on whose behalf Principal Distribution Requests have been duly received and not withdrawn. The Depository will honor Principal Distribution Requests in the following order of priority:

          first, the Depository will honor Principal Distribution Requests submitted on behalf of Deceased Holders in the order of their receipt by the Depository, until such requests have been honored in an amount up to $100,000 for each requesting Deceased Holder, and second, the Depository will honor Principal Distribution Requests submitted on behalf of Living Holders in the order of priority established by the Depository, until such requests have been honored in an amount of up to $10,000 for each requesting Living Holder.

     Thereafter, the Depository will honor Principal Distribution Requests submitted on behalf of each Deceased Holder as provided in priority first up to a second $100,000 and Principal Distribution Requests submitted on behalf of each Living Holder as provided in priority second up to a second $10,000. This sequence of priorities will be repeated until all Principal Distribution Requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates on a given Distribution Date is insufficient to honor all Principal Distribution Requests, such requests will be honored on succeeding Distribution Dates as principal becomes available for distribution on such Class of Certificates, without the need for the holders to resubmit their Principal Distribution Requests.

     On any Distribution Date on which principal distributions are to be made on the Class A9 Certificates, the Trustee will advise the Depository as to which Principal Distribution Requests should be honored, and in what amounts.

     Any beneficial owner of a Class A9 Certificate with respect to which a Principal Distribution Request has been made may withdraw such request by so notifying in writing the Participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The Participant should forward the Withdrawal to the Depository on a form required by the Depository. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related Participant, which in turn should forward the Withdrawal of such request on such form to the Depository. If such Withdrawal has not been received by the Depository on or before the Record Date for the applicable Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to such Distribution Date.

     Neither the Company nor the Trustee will be liable for any delay or failure by any Participant or any Financial Intermediary in the delivery of Principal Distribution Requests or Withdrawals to the Depository.

     Mandatory Distributions of Principal. If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates on any Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such Class of Certificates for such date, additional principal distributions, in integral multiples equal to $1,000, will be made to the Certificateholders of such Class in accordance with the established random lot procedures of the Depository, without regard to whether or not such Certificateholders have submitted Principal Distribution Requests.

     There can be no assurance that each Participant receiving distributions of principal made by random lot, or in accordance with Principal Distribution Requests, and each Financial Intermediary in the chain to beneficial owners, will remit distributions to their customers by random lot or in accordance with Principal Distribution Requests. Investors should ask their brokers or other intermediaries what allocation procedures they use. Neither the Company nor the Trustee will be responsible for the manner in which the Depository, any Participant or any Financial Intermediary allots distributions on the Class A9 Certificates.

     The Agreement will provide that in the event Definitive Certificates are issued in respect of the Class A9 Certificates, the Trustee will determine which Certificates of such Class will receive principal distributions on such Class on the applicable Distribution Date using procedures comparable to those described herein.

     As a result of the operation of the Rounding Account, the aggregate distributions made in reduction of the Class Certificate Principal Balance of the Class A9 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference in respect of such Class of Certificates will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Class Certificate Principal Balance of the Class A9 Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

     Due to the procedure for distributions described herein, there can be no assurance that any particular beneficial owner of a Class A9 Certificate will receive a principal distribution on any Distribution Date even if such Class of Certificates as a whole is entitled to receive distributions of principal on such Distribution Date. The timing and amount of distributions in reduction of the Class Certificate Principal Balance of any particular Class A9 Certificate is highly uncertain, and such distributions may be made earlier or later than the date, or in amounts different from that, desired by a beneficial owner of such Certificate. Accordingly, the allocation of principal distributions in respect of such Certificates may result in actual yields to investors and weighted average lives that vary significantly from those anticipated, and such yields and weighted average lives will vary among the holders of the Class A9 Certificates.

     Definition of "Deceased Holder." A "Deceased Holder" is a beneficial owner of a Class A9 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee. Class A9 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class A9 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein. Class A9 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Class A9 Certificates greater than the number of individual Class A9 Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class A9 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest, in a Class A9 Certificate will be deemed to be the death of the beneficial owner of the Class A9 Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Class A9 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal of a Class A9 Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

     ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

     A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

     A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the Class PO Certificates and not distributed on prior Distribution Dates will be the "Class PO Deferred Amount." To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth under "--Distributions on the Certificates--Allocation of Available Funds" above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class PO Certificates. No interest will accrue on the Class PO Deferred Amount. On each Distribution Date through the Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking Class of Junior Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class PO Deferred Amount on such Distribution Date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Class PO Certificates will not be added to, the Class PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying Prospectus) on the Class PO Certificates will be adjusted to take into account the Class PO Deferred Amount previously paid to such Class as specified in the Agreement. See "Servicing of the Mortgage Loans and Contracts--Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying Prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Mortgage Loan for any Distribution Date will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the outstanding Classes of Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B5 Certificates while such Certificates are outstanding, second to the Class B4 Certificates, and so
on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan for any Distribution Date will be allocated pro rata among all outstanding Classes of Certificates entitled to principal distributions (other than the Class PO Certificates) based on their Class Certificate Principal Balances. An "Excess Loss" is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) will be allocated among the outstanding Classes of Senior Certificates entitled to principal distributions (other than the Class PO Certificates) pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance of any Class shall be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

     The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any Certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause (i) of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Junior Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, any Debt Service Reductions prior to the Bankruptcy Coverage Termination Date will be borne by the Junior Certificates (to the extent then outstanding) in inverse order of priority. All allocations of Realized Losses to a Class of Certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Class PO Certificates on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby entitled to interest distributions to the extent described under "--Distributions on the Certificates--Interest" above. For purposes of making certain calculations under the Agreement, the interest portion of any Realized Loss in respect of a Mortgage Loan will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and interest at the excess of the Mortgage Rate over the sum of the Base Servicing Fee and the Supplemental Servicing Fee (each as defined herein) in proportion to the amount of accrued interest in respect of such Mortgage Loan that would have been so allocated in the absence of any such shortfall.

     The applicable Non-PO Percentage of any Deficient Valuation will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $104,024 (approximately 0.03% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

     The applicable Non-PO Percentage of any Fraud Loss will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal approximately $3,524,615 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $3,524,615 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" will equal approximately $3,524,635 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $3,524,635 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Junior Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than

$500,000, and (B) the greater of (x) 1% (or if greater than 1%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to distributions of principal and interest, the holders of the Class R Certificates will be entitled to receive (i) the amount, if any, of Available Funds remaining in the REMIC on any Distribution Date after distributions of interest and principal and in respect of the Class PO Deferred Amount are made on the Certificates on such date, (ii) the amount in the Rounding Account upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the Class A9 Certificates is reduced to zero, as described herein and (iii) the proceeds, if any, of the assets of the Trust Fund remaining in the REMIC after the Class Certificate Principal Balances of all Classes of Certificates have each been reduced to zero. It is not anticipated that any material assets will be remaining for such distributions at any such time. See "Certain Federal Income Tax Consequences--Residual Certificates" herein.

SUBORDINATION

     Priority of Senior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of the Junior Certificates will equal approximately 3.90% of the aggregate Certificate Principal Balance of all the Classes of Certificates. The rights of the holders of the Junior Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Junior Certificates is intended (a) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates and (b) to afford the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) protection against Realized Losses, to the extent described above. If Realized Losses exceed the credit support provided to the Senior Certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the Senior Certificates.

     The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates, in accordance with the paydown rules specified above under "--Distributions on the Certificates--Allocation of Available Funds," the amounts due to the Senior Certificateholders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Junior Certificates, (ii) the allocation to the Junior Certificates of the principal portion of the applicable Non-PO Percentage of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth herein and (iii) the allocation to the Junior Certificates of the applicable PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount. The allocation of the principal portion of Realized Losses (as set forth herein) to the Junior Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the Junior Certificates then outstanding.

     In addition, in order to extend the period during which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the Senior Certificates entitled to principal distributions (other than the Class PO Certificates) during the first five years after the date of initial issuance of the Certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such Senior Certificates as a group while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Junior Certificates. Among such Senior Certificates, such amounts will be allocated to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the Certificates (except as otherwise described herein on or following the Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding Senior Certificates (other than the Class PO Certificates) on each Distribution Date after the Cross-Over Date.

     After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Junior Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Junior Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Classes of Junior Certificates. Amounts so distributed to Junior Certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

     Priority Among Junior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the Junior Certificates offered hereby, will equal approximately 0.85% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 21.80% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates. On each Distribution Date, the holders of any particular Class of Junior Certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates ranking junior to such Class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan (other than a Debt Service Reduction or an Excess Loss) and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the Junior Certificates in inverse order of priority of such Certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a Class of Junior Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Certificates.

     In order to maintain the relative levels of subordination among the Junior Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which will not be distributable to such Certificates for at least the first five years after the Cut-off Date, except as otherwise described herein on or following the Senior Final Distribution Date) will not be distributable to the holders of any Class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "--Distributions on the Certificates--Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Class B Certificates, the amortization of more senior ranking Classes of Junior Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any Class of Certificates, such Class of Certificates will be more sensitive than more senior ranking Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences--REMIC Certificates--Transfers of Residual Certificates-- Disqualified Organizations," "--Foreign Investors" and "--Noneconomic Residual Interests." In addition, the Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. The Residual Certificates will contain a legend describing the foregoing restrictions.

                 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the Certificates will depend upon, among other things, the price at which the Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Mortgage Loans underlying the Certificates.

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields.

     Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgage Loans will not prepay at any constant rate, nor will all of the Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on a Mortgage Loan, the greater the effect on the yield to an investor in the Certificates. As a result, the effect on the yield of principal prepayments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate times the outstanding principal balance of such Mortgage Loan on the first day of the month.

     The effective yield to holders of Certificates entitled to interest distributions will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Certificates will be affected by any Net Interest Shortfall and the interest portion of certain losses. See "Description of the Certificates" herein.

PREPAYMENTS

     The rate of distribution of principal of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by the Company in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by the Company, or prepayments in connection with biweekly payment programs, participation in which may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by the Company of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor) and from an exercise by the Company of its option to repurchase a Defaulted Mortgage Loan. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Certificateholders will generally be entitled on any Distribution Date to receive from Available Funds distributions of amounts based on clause (iv) of each of the definitions of Senior Optimal Principal Amount,

Class PO Principal Distribution Amount or Junior Optimal Principal Amount, as the case may be, the occurrence of defaults on the Mortgage Loans may produce the same effect on the Certificates receiving such distributions as an early receipt of principal.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on the Mortgage Loans.

     Voluntary prepayments in full of principal on the Mortgage Loans received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Mortgage Loans are passed through to the Certificateholders in the month following the month of receipt or payment. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Certificateholders principal amounts which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a Mortgage Loan will be allocated solely to the outstanding Senior Certificates (other than the Class PO Certificates) during the first five years after the date of initial issuance of the Certificates, with such allocation being subject to reduction thereafter as described herein. Among such Senior Certificates, such amounts will be allocated solely to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the Certificates (except as otherwise described herein on or following the Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding Senior Certificates (other than the Class PO Certificates) on each Distribution Date after the Cross-Over Date. This allocation between the Group I Senior Certificates and the Group II Senior Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the Mortgage Loans to holders of the Group I Senior Certificates relative to the Group II Senior Certificates through the earlier of the Group I Final Distribution Date and the Cross-Over Date. In addition, the Group II Senior Certificates will not receive any distributions of scheduled principal payments during the first five years after the date of initial issuance of the Certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding Senior Certificates (other than the Class PO Certificates) will be made pro rata among such Certificates on each Distribution Date after the Cross-Over Date. See "Description of the Certificates--Distributions on the Certificates--Principal" herein.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the Certificateholders in the month following its receipt and the amount of interest thus distributed to Certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted Mortgage Loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by Certificateholders to the extent described herein. See "Description of the Certificates--Distributions on the Certificates--Interest" herein.

     Any partial prepayment will be applied to the balance of the related Mortgage Loan as of the first day of the month of receipt, will be passed through to the Certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the Certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain Classes of the Certificates also may be affected by any repurchase by the Company of the Mortgage Loans as described under "The Pooling and Servicing Agreement--Termination" herein.

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the Certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the Classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Mortgage Loans than will the yields on such Classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other Classes of Certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than will the yields on the Senior Certificates and less sensitive than the yields on the Class B Certificates. The Junior Certificates will be more sensitive to losses due to liquidations of defaulted Mortgage Loans because the entire amount of such losses will be allocable to such Certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by the Company's advances of delinquent monthly payments of principal and interest, delinquencies on the Mortgage Loans may also have a relatively greater effect
(i) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations, (ii) on the yields to investors in the Class B Certificates than on the yields to investors in the other Classes of the Certificates, and (iii) on the yields to investors in the Class M Certificates than on the yields to investors in the Senior Certificates. As described above under "Description of the Certificates--Distributions on the Certificates--Interest" and "--Principal," "--Allocation of Realized Losses on the Certificates" and "--Subordination," amounts otherwise distributable to holders of any Class of Class B Certificates will be made available to protect the holders of the more senior ranking Classes of the Certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Junior Certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such Certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Certificates will depend on the rate of payment of principal of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Mortgage Loan is expected to be November 2028. In addition, to the extent delinquencies and defaults are not covered by advances made by the Company or offset by the effect of the subordination of the Junior Certificates, delinquencies and defaults could affect the actual maturity of the Certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by
(a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

     The weighted average lives of the Certificates will be affected, to varying degrees, by the rate of principal payments on the Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of Classes of Certificates represent discounts or premiums to their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

     Tables of Class Certificate Principal Balances. The following tables set forth the percentages of the initial Class Certificate Principal Balance of each Class of Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the tables, it is assumed with respect to the Mortgage Loans (the "Modeling Assumptions") that (i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in December 1998, (ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date is $352,461,524 (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced and the Company does not repurchase any of the Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all the Mortgage Loans in the Trust Fund as described under the caption "The Pooling and Servicing Agreement--Termination" herein, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in December 1998, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing November 1998) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the Mortgage Loans, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of the Mortgage Loan by its remaining term to maturity, (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Certificates offered hereby are as indicated on the cover page hereof, (x) the date of the initial issuance of the Certificates is November 30, 1998, (xi) the amount distributable to Certificateholders is not reduced by the incurrence of any expenses by the Trust Fund and (xii) the Mortgage Loans are divided into two groups (each, a "Mortgage Loan Group") and the Mortgage Loans in each Mortgage Loan Group have the respective characteristics described below:

                                        AGGREGATE                                                        STATED
                                        SCHEDULED                                                       REMAINING
                                        PRINCIPAL                                                        TERM TO
                                      BALANCE AS OF       MORTGAGE        NET MORTGAGE        AGE       MATURITY
MORTGAGE LOAN GROUP                 THE CUT-OFF DATE        RATE              RATE         (MONTHS)     (MONTHS)
---------------------------------   ----------------    ------------      ------------     --------     ---------
Discount.........................     $  1,085,253      6.4644191848%     6.1809191848%        2           358

Non-Discount.....................      351,376,271      7.3158757966      7.0381837923         2           358

     It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of the Mortgage Loans may have remaining terms to maturity and may bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the assumed Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                  CLASS A1                            CLASS A2                            CLASS A3
                       --------------------------------    --------------------------------    --------------------------------
                            PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION
                       --------------------------------    --------------------------------    --------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%     0%    100%   275%   400%   500%     0%    100%   275%   400%   500%
---------------------  ----   ----   ----   ----   ----    ----   ----   ----   ----   ----    ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 1999........    99    96     92     89     87      100   100    100    100    100       99    97     93     91      89
November 2000........    97    89     76     66     59      100   100    100    100    100       98    91     79     71      65
November 2001........    96    80     55     39     28      100   100    100    100    100       96    83     62     49      39
November 2002........    94    71     38     19      6      100   100    100    100    100       95    76     47     31      20
November 2003........    92    63     24      4      0      100   100    100    100     27       93    69     35     18       8
November 2004........    90    56     13      0      0      100   100    100     48      0       92    62     26     10       1
November 2005........    88    49      5      0      0      100   100    100      0      0       90    57     19      4       0
November 2006........    86    43      0      0      0      100   100     90      0      0       88    52     14      1       0
November 2007........    84    38      0      0      0      100   100     54      0      0       87    47     10      0       0
November 2008........    82    33      0      0      0      100   100     28      0      0       85    43      8      0       0
November 2009........    79    28      0      0      0      100   100      6      0      0       83    39      5      0       0
November 2010........    77    24      0      0      0      100   100      0      0      0       80    35      3      0       0
November 2011........    74    20      0      0      0      100   100      0      0      0       78    32      2      0       0
November 2012........    71    16      0      0      0      100   100      0      0      0       75    29      1      0       0
November 2013........    68    12      0      0      0      100   100      0      0      0       73    25      0      0       0
November 2014........    64     9      0      0      0      100   100      0      0      0       70    23      0      0       0
November 2015........    60     6      0      0      0      100   100      0      0      0       66    20      0      0       0
November 2016........    56     2      0      0      0      100   100      0      0      0       63    17      0      0       0
November 2017........    52     0      0      0      0      100    97      0      0      0       59    15      0      0       0
November 2018........    47     0      0      0      0      100    75      0      0      0       55    12      0      0       0
November 2019........    42     0      0      0      0      100    54      0      0      0       51    10      0      0       0
November 2020........    37     0      0      0      0      100    34      0      0      0       46     8      0      0       0
November 2021........    31     0      0      0      0      100    15      0      0      0       41     6      0      0       0
November 2022........    24     0      0      0      0      100     0      0      0      0       36     4      0      0       0
November 2023........    18     0      0      0      0      100     0      0      0      0       30     3      0      0       0
November 2024........    10     0      0      0      0      100     0      0      0      0       24     1      0      0       0
November 2025........     2     0      0      0      0      100     0      0      0      0       17     0      0      0       0
November 2026........     0     0      0      0      0       51     0      0      0      0       10     0      0      0       0
November 2027........     0     0      0      0      0        0     0      0      0      0        2     0      0      0       0
November 2028........     0     0      0      0      0        0     0      0      0      0        0     0      0      0       0
Weighted Average Life
 (in years)(1).......  17.7   7.9    3.6    2.7    2.3     28.0   21.3   9.3    6.0    4.8     19.3   10.1   4.6    3.3     2.7

------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                  CLASS A4                            CLASS A5                     CLASS A6 AND CLASS A9+
                       --------------------------------    --------------------------------    --------------------------------
                            PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION
                       --------------------------------    --------------------------------    --------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%     0%    100%   275%   400%   500%     0%    100%   275%   400%   500%
---------------------  ----   ----   ----   ----   ----    ----   ----   ----   ----   ----    ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 1999........   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 2000........   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 2001........   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 2002........   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 2003........   100   100    100    100    100      100   100    100    100    100      100   100    100    100     100
November 2004........   100   100    100    100      0      100    98     94     91     88      100   100    100    100      96
November 2005........   100   100    100     85      0       99    95     87     80     74      100   100    100    100      24
November 2006........   100   100    100      0      0       98    90     76     66     55      100   100    100     99       0
November 2007........   100   100    100      0      0       96    84     65     52     37      100   100    100     69       0
November 2008........   100   100    100      0      0       94    78     53     39     25      100   100    100     51       0
November 2009........   100   100    100      0      0       92    71     43     29     17      100   100    100     38       0
November 2010........   100   100     69      0      0       90    65     35     21     12      100   100    100     28       0
November 2011........   100   100     29      0      0       87    60     29     16      8      100   100    100     21       0
November 2012........   100   100      0      0      0       84    54     23     12      5      100   100     98     15       0
November 2013........   100   100      0      0      0       82    49     19      8      4      100   100     82     11       0
November 2014........   100   100      0      0      0       78    44     15      6      2      100   100     66      8       0
November 2015........   100   100      0      0      0       75    40     12      5      2      100   100     53      6       0
November 2016........   100   100      0      0      0       71    36      9      3      1      100   100     42      4       0
November 2017........   100   100      0      0      0       67    32      7      2      1      100   100     33      3       0
November 2018........   100   100      0      0      0       63    28      6      2      *      100   100     26      2       0
November 2019........   100   100      0      0      0       59    24      5      1      *      100   100     20      2       0
November 2020........   100   100      0      0      0       54    21      3      1      *      100   100     15      1       0
November 2021........   100   100      0      0      0       48    18      3      1      *      100   100     12      1       0
November 2022........   100    94      0      0      0       43    15      2      *      *      100   100      9      *       0
November 2023........   100    48      0      0      0       37    12      1      *      *      100   100      6      *       0
November 2024........   100     4      0      0      0       30     9      1      *      *      100   100      4      *       0
November 2025........   100     0      0      0      0       23     7      1      *      *      100    78      3      *       0
November 2026........   100     0      0      0      0       15     4      *      *      *      100    49      1      *       0
November 2027........    37     0      0      0      0        7     2      *      *      *      100    22      1      *       0
November 2028........     0     0      0      0      0        0     0      0      0      0        0     0      0      0       0
Weighted Average Life
 (in years)(1).......  29.0   25.0   12.5   7.4    5.7     21.5   15.9   11.4   9.9    8.8     29.5   28.0   18.2   11.1    6.7

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

 + The weighted average life shown in the table for the Class A9 Certificates represent the weighted average life of the Class A9 Certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of Class A9 Certificates will receive distributions in reduction of the Certificate Principal Balance of such Certificate on the basis of Principal Distribution Requests or by random lot, the weighted average life of any Class A9 Certificate owned by an individual investor may vary significantly from the weighted average life of the Class A9 Certificates taken as a whole.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                  CLASS A7 AND CLASS A8                              CLASS A10
                         ----------------------------------------     ----------------------------------------
                                  PREPAYMENT ASSUMPTION                        PREPAYMENT ASSUMPTION
                         ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE         0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
---------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage...    100      100      100      100      100      100      100      100      100       100
November 1999........    100      100      100      100      100      100      100      100      100       100
November 2000........    100      100      100      100      100      100      100      100      100       100
November 2001........    100      100      100      100      100      100      100      100      100       100
November 2002........    100      100      100      100      100      100      100      100      100       100
November 2003........    100      100      100      100      100      100      100      100      100       100
November 2004........    100      100      100      100       63      100      100      100      100        63
November 2005........    100      100      100       95       16      100      100      100       95        16
November 2006........    100      100      100       65        0      100      100      100       65         0
November 2007........    100      100      100       45        0      100      100      100       45         0
November 2008........    100      100      100       34        0      100      100      100       34         0
November 2009........    100      100      100       25        0      100      100      100       25         0
November 2010........    100      100       89       19        0      100      100       89       19         0
November 2011........    100      100       76       14        0      100      100       76       14         0
November 2012........    100      100       65       10        0      100      100       65       10         0
November 2013........    100      100       54        7        0      100      100       54        7         0
November 2014........    100      100       44        5        0      100      100       44        5         0
November 2015........    100      100       35        4        0      100      100       35        4         0
November 2016........    100      100       28        3        0      100      100       28        3         0
November 2017........    100      100       22        2        0      100      100       22        2         0
November 2018........    100      100       17        1        0      100      100       17        1         0
November 2019........    100      100       13        1        0      100      100       13        1         0
November 2020........    100      100       10        1        0      100      100       10        1         0
November 2021........    100      100        8        *        0      100      100        8        *         0
November 2022........    100       98        6        *        0      100       98        6        *         0
November 2023........    100       82        4        *        0      100       82        4        *         0
November 2024........    100       67        3        *        0      100       67        3        *         0
November 2025........    100       51        2        *        0      100       51        2        *         0
November 2026........    100       32        1        *        0      100       32        1        *         0
November 2027........     79       14        *        *        0       79       14        *        *         0
November 2028........      0        0        0        0        0        0        0        0        0         0
Weighted Average Life
 (in years)(1).......    29.3     27.0     16.3     9.9      6.3      29.3     27.0     16.3     9.9       6.3

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificates Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                             CLASS M, CLASS B1 AND CLASS B2                           CLASS R
                         ----------------------------------------     ----------------------------------------
                                  PREPAYMENT ASSUMPTION                        PREPAYMENT ASSUMPTION
                         ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE         0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
---------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage...     100     100      100      100      100       100     100      100      100       100
November 1999........      99      99       99       99       99         0       0        0        0         0
November 2000........      98      98       98       98       98         0       0        0        0         0
November 2001........      97      97       97       97       97         0       0        0        0         0
November 2002........      96      96       96       96       96         0       0        0        0         0
November 2003........      94      94       94       94       94         0       0        0        0         0
November 2004........      93      91       88       86       84         0       0        0        0         0
November 2005........      91      88       81       76       71         0       0        0        0         0
November 2006........      90      83       71       63       57         0       0        0        0         0
November 2007........      88      77       60       50       42         0       0        0        0         0
November 2008........      86      71       49       37       29         0       0        0        0         0
November 2009........      84      65       40       27       20         0       0        0        0         0
November 2010........      82      60       33       20       13         0       0        0        0         0
November 2011........      80      55       27       15        9         0       0        0        0         0
November 2012........      77      50       21       11        6         0       0        0        0         0
November 2013........      75      45       17        8        4         0       0        0        0         0
November 2014........      72      41       14        6        3         0       0        0        0         0
November 2015........      69      37       11        4        2         0       0        0        0         0
November 2016........      65      33        9        3        1         0       0        0        0         0
November 2017........      62      29        7        2        1         0       0        0        0         0
November 2018........      58      26        5        2        1         0       0        0        0         0
November 2019........      54      22        4        1        *         0       0        0        0         0
November 2020........      49      19        3        1        *         0       0        0        0         0
November 2021........      44      16        2        1        *         0       0        0        0         0
November 2022........      39      14        2        *        *         0       0        0        0         0
November 2023........      34      11        1        *        *         0       0        0        0         0
November 2024........      28       8        1        *        *         0       0        0        0         0
November 2025........      21       6        1        *        *         0       0        0        0         0
November 2026........      14       4        *        *        *         0       0        0        0         0
November 2027........       7       2        *        *        *         0       0        0        0         0
November 2028........       0       0        0        0        0         0       0        0        0         0
Weighted Average Life
 (in years)(1).......    20.0     14.9     10.8     9.5      8.8       0.1     0.1      0.1      0.1       0.1

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                       GE CAPITAL MORTGAGE SERVICES, INC.

     The Company, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of the Company is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of the Company and its activities, see "GE Capital Mortgage Services, Inc." in the accompanying Prospectus.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE COMPANY

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by the Company, excluding Home Equity Loans (as defined in the Prospectus) and special loan portfolios which, upon the Company's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure (the "Servicing Portfolio"). The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                                 AS OF DECEMBER 31,        AS OF DECEMBER 31,        AS OF DECEMBER 31,
                                        1995                      1996                      1997
                              ------------------------  ------------------------  ------------------------
                               BY NO.      BY DOLLAR     BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                 OF        AMOUNT OF       OF        AMOUNT OF       OF        AMOUNT OF
                                LOANS        LOANS        LOANS        LOANS        LOANS        LOANS
                              ---------  -------------  ---------  -------------  ---------  -------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.............    821,839  $  91,977,411    785,928  $  88,188,662    726,869  $  83,535,531
                              ---------  -------------  ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------  ---------  -------------
Period of delinquency(1)
     30 to 59 days..........      3,813  $     408,131      3,362  $     353,209      2,687  $     281,657
     60 to 89 days..........      1,788        202,503      1,177        135,668        632         71,245
     90 days or more(2).....      6,437        919,526      6,867        892,643      5,442        662,342
                              ---------  -------------  ---------  -------------  ---------  -------------
Total delinquent loans......     12,038  $   1,530,160     11,406  $   1,381,520      8,761  $   1,015,244
                              ---------  -------------  ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------  ---------  -------------
Percent of portfolio........       1.46%          1.66%      1.45%          1.57%      1.21%          1.22%

                                AS OF SEPTEMBER 30,       AS OF SEPTEMBER 30,
                                        1997                      1998
                              ------------------------  ------------------------
                               BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                 OF        AMOUNT OF       OF        AMOUNT OF
                                LOANS        LOANS        LOANS        LOANS
                              ---------  -------------  ---------  -------------
                                        (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.............    741,395  $  84,554,200    662,871  $  79,153,364
                              ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------
Period of delinquency(1)
     30 to 59 days..........      2,473  $     260,046      2,524  $     260,849
     60 to 89 days..........        578         62,722        510         55,853
     90 days or more(2).....      5,991        749,726      4,603        522,525
                              ---------  -------------  ---------  -------------
Total delinquent loans......      9,042  $   1,072,494      7,637  $     839,227
                              ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------
Percent of portfolio........       1.22%          1.27%      1.15%          1.06%

------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2) Includes pending foreclosures.

                                      AS OF DECEMBER 31,
                          -------------------------------------------
                              1995           1996           1997
                          -------------  -------------  -------------
                                 (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.........  $  91,977,411  $  88,188,662  $  83,535,531
Foreclosures(1).........        268,478        372,800        271,046
Foreclosure ratio.......           0.29%          0.42%          0.32%

                              AS OF SEPTEMBER 30,
                          ----------------------------
                              1997           1998
                          -------------  -------------
                               (DOLLAR AMOUNTS IN
                                   THOUSANDS)
Total portfolio.........  $  84,554,200  $  79,153,364
Foreclosures(1).........        273,407        214,027
Foreclosure ratio.......           0.32%          0.27%

------------------
(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Company, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool. The Servicing Portfolio also includes mortgage loans originated in accordance with the Company's then applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which the Company had acquired the related servicing rights.

     The Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.

     Approximately 38% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans are expected to be directly serviced by North American Mortgage Company ("North American") pursuant to a Direct Master Servicing Arrangement (as defined in the accompanying Prospectus). For information concerning the delinquency and foreclosure experience on certain residential mortgage loans serviced by North American, see "The Pooling and Servicing Agreement--Servicing Arrangement with Respect to the Mortgage Loans--North American Mortgage Company" herein.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates offered hereby will be used by the Company for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

                      THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See "The Pooling and Servicing Agreement" in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Company will assign the Mortgage Loans to the Trustee, together with all principal and interest received by the Company on or with respect to the Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See "The Pooling and Servicing Agreement--Repurchase or Substitution" in the Prospectus.

     In addition, at the time of issuance of the Certificates the Company will deliver to the Trustee, as to each Mortgage, the related Mortgage Note (or a lost-note affidavit), any related assumption and modification agreement and an assignment of Mortgage to the Trustee in recordable form (other than in respect of unavailable recording information). The Company will also deliver originals of the recorded Mortgages, any intervening assignments of the Mortgages and title insurance policies with respect to the Mortgage Loans, as promptly as practicable, and in any case within thirty days, after receiving all such documents from the applicable recording offices and title insurance companies. Pending such delivery, the Company will retain and furnish to the Trustee upon request copies of the Mortgages and intervening assignments of Mortgage delivered for recording and the evidence of title insurance issued at origination of the Mortgage Loans. The Company will retain and furnish to the Trustee upon request any applicable evidence of primary mortgage insurance (any policy with respect to such insurance being referred to herein as a "Primary Mortgage Insurance Policy") so long as such insurance remains in force. See "The Pooling and Servicing Agreement--Assignment of Assets" in the Prospectus.

     The Company may refrain from recording the assignments of Mortgage to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any one or more of the following: (i) the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or General Electric Capital Corporation ("GE Capital") does not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) the long-term senior unsecured rating of GE Capital is downgraded by Fitch IBCA, Inc. ("Fitch") or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), below their two highest long-term rating categories or such rating is withdrawn, (iii) GE Capital is no longer obligated pursuant to the terms of a support agreement to maintain the Company's net worth or liquidity (as such terms are defined in such support agreement) at the levels specified therein, or that such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable or (iv) such support agreement, including any amendment thereto, is amended or modified (each such event described in (i), (ii), (iii) and (iv) is referred to herein as a "Trigger Event"); provided, however, that such recording will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current ratings of such Certificates. For purposes of the foregoing, the Company will be deemed to have knowledge of any such downgrading if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. If a Trigger Event occurs, the Company will also promptly furnish to the Trustee the documents retained by the Company as described in the preceding paragraph.

     Although the recordation of the assignments of Mortgage to the Trustee is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording the assignments to the Trustee or filing the financing statements in favor of the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors or the trustee-in-bankruptcy may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that the Company will directly service at least 17% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans and will function as master servicer with respect to the remaining Mortgage Loans pursuant to a Direct Master Servicing Arrangement. Such master-serviced loans will be directly serviced by entities which originated or acquired those loans and sold them to the Company. The Agreement permits the Company to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans and Contracts" in the accompanying Prospectus.

     The Agreement may permit the Company, at its option, to grant certain rights in connection with the foreclosure of defaulted Mortgage Loans to the holders of the Class B5 Certificates and, when such Certificates are no longer outstanding, to the holders of the Class B4 Certificates. See "Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures" in the Prospectus.

     North American Mortgage Company. Approximately 38% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will be directly serviced by North American pursuant to a Direct Master Servicing Agreement. North American has, since October 15, 1997, been an indirect wholly-owned subsdiary of Dime Bancorp, Inc. ("DBI"), the holding company of The Dime Savings Bank of New York, FSB ("DSB"). On December 16, 1997, DBI's mortgage banking affiliate, Dime Mortgage, Inc. ("DMI") was merged into North American. Since this merger, North American has been the primary originator of residential mortgage loans for DBI except for loans secured by properties in New York and New Jersey. The New York and New Jersey loans continue to be originated by DSB but are then simultaneously sold on a servicing-released basis to North American. North American's loan servicing facility is in Albion, New York. Other North American functions are performed in Santa Rosa, California and Tampa, Florida.

     The following table summarizes the delinquency and pending foreclosure experience of the mortgage loan portfolio serviced by North American (the "North American Portfolio") as of the dates indicated each of which is subsequent to North American's acquisition by DBI and the merger of DMI into North American. Comparable information relating to periods prior to the acquisition and merger is not available. The North American Portfolio includes all conventional and government-insured loans with the exception of (1) mortgage loans secured by mortgaged properties, the title to which has been acquired by North American, investors or an insurer and (2) government-insured loans that have been repurchased from GNMA pools. No assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of the foreclosure and delinquency experience of the Mortgage Loans serviced by North American.

                                                              AT DECEMBER 31, 1997           AT SEPTEMBER 30, 1998
                                                           ---------------------------    ---------------------------
                                                                          BY DOLLAR                      BY DOLLAR
                                                                          AMOUNT OF                      AMOUNT OF
                                                           BY NUMBER        LOANS         BY NUMBER        LOANS
                                                           OF LOANS     (IN THOUSANDS)    OF LOANS     (IN THOUSANDS)
                                                           ---------    --------------    ---------    --------------
Total portfolio.........................................    353,076      $ 34,940,855      381,435      $ 40,223,935
Period of delinquency
  30-59 days............................................     10,363           884,668        9,545           835,066
  60-89 days............................................      2,154           174,361        2,103           156,962
  90 days or more (excluding pending foreclosure).......      1,825           155,806        1,785           144,080
                                                            -------      ------------      -------      ------------
                                                            -------      ------------      -------      ------------
     Total of delinquencies.............................     14,342      $  1,214,835       13,433      $  1,136,108
                                                            -------      ------------      -------      ------------
Foreclosures pending....................................      2,218      $    212,437        1,574      $    146,896
                                                            -------      ------------      -------      ------------
                                                            -------      ------------      -------      ------------
Total delinquencies and foreclosures pending............     16,560         1,427,272       15,007         1,283,004
                                                            -------      ------------      -------      ------------
Percent of portfolio....................................       4.69%             4.08%        3.93%             3.19%
                                                            -------      ------------      -------      ------------
                                                            -------      ------------      -------      ------------

COLLECTION ACCOUNT

     The Agreement provides that if the Company or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade by S&P of GE Capital's short-term senior unsecured rating below A-1+, the Company will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage Loans and Contracts--Loan Payment Record" in the accompanying Prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the Certificates for the collection of payments on the Mortgage Loans; provided, however, that such action will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such Certificates. If established, the Collection Account would be (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF"),
(iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause either Fitch or S&P to downgrade or withdraw its then current ratings assigned to the Certificates. If a Collection Account is established for the Certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans and Contracts--Loan Payment Record" will instead be deposited or withdrawn from the Collection Account. See "Servicing of the Mortgage Loans and Contracts--Loan Payment Record" in the accompanying Prospectus.

     Prior to the occurrence of a Trigger Event, the Company will transfer to the Certificate Account, in next day funds, the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Company will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Company reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Company will not be affected by any agreement between the Company and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Company will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which such an advance has been made is foreclosed while in the Trust Fund, the Company will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the Servicing Fee.

     If the Company makes a good faith judgment that all or any portion of any advance of delinquent principal and interest made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation or insurance proceeds or other collections on such Mortgage Loan (a "Nonrecoverable Advance"), the Company will so notify the Trustee and the Company will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans. The Company's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

     As a result of the subordination of the Junior Certificates, the effect of reimbursements to the Company of previous advances from liquidation or insurance proceeds and of Nonrecoverable Advances will generally be borne by the holders of the Junior Certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the Senior Certificates.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by the Company to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to the Company's entitlement.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, the Company will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate minus the Supplemental Servicing Fee Rate (as defined below) less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     The Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of a servicing fee (the "Servicing Fee") equal to the sum of a base fee (the "Base Servicing Fee") and a supplemental fee, if any (the "Supplemental Servicing Fee"). As to each Mortgage Loan, the rate at which the Base Servicing Fee is payable (the "Base Servicing Fee Rate") will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from approximately 0.25% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.26% and 0.30%. As to each Mortgage Loan, the rate at which the Supplemental Servicing Fee is payable (the "Supplemental Servicing Fee Rate") will be a fixed rate per annum of the outstanding principal balance of the Mortgage Loan equal to the excess, if any, of the Net Mortgage Rate over 6.25%. The Supplemental Servicing Fee Rate is expected to range from 0% to approximately 2.25%, with an anticipated initial weighted average rate of between 0.77% and 0.80%. The aggregate servicing compensation to the Company could vary depending on the prepayment experience of the Mortgage Loans. The servicing compensation of any direct servicer of any Mortgage Loan will be paid out of the related Base Servicing Fee, and the Company will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments, as described below).

     To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (i) and (ii) of the definition thereof) allocable to Certificateholders with respect to any Distribution Date, the Company will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to Certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date and (b) the aggregate amount received by the Company on account of its Base Servicing Fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. Because the net amount received by the Company on account of its Base Servicing Fee is generally less in the case of Mortgage Loans master-serviced by the Company than in the case of Mortgage Loans the Company services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by the Company increases, and increase to the extent the proportion of such Mortgage Loans decreases. It is expected that no more than 83% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by the Company. This percentage could vary over time, however, if Mortgage Loans directly serviced by the Company experience a disproportionately high or low level of prepayments or defaults relative to Mortgage Loans master-serviced by the Company. In addition, the proportion of master-serviced Mortgage Loans could be affected as a result of (i) the exercise by the Company of its right under the Agreement to contract with third parties to directly service Mortgage Loans, with the Company becoming the master servicer of such Mortgage Loans, or (ii) the substitution of any Mortgage Loans under the Agreement.

     The Company will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by the Company (or, with respect to Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     The Company will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See "Servicing of the

Mortgage Loans and Contracts--Servicing and Other Compensation and Payment of Expenses" in the accompanying Prospectus for information regarding other possible compensation to the Company.

TRUSTEE

     The Trustee for the Certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at 225 Franklin Street, Boston, Massachusetts.

TERMINATION

     The Company may, at its option, repurchase all of the Mortgage Loans underlying the Certificates and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund and the REMIC constituted by the Trust Fund, on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date, provided that the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of the Trust Fund to qualify as a REMIC.

     Any such repurchase by the Company of the assets included in the Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause (b)) as of the first day of the month of repurchase, plus accrued and unpaid interest thereon to such day at the related Net Mortgage Rate minus the Supplemental Servicing Fee Rate (less any amounts representing previously unreimbursed advances), and (b) the appraised value of any property acquired in respect of a related Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). The Available Funds on the final Distribution Date will be allocated to each Class of Certificates in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds." Accordingly, if the Available Funds on the final Distribution Date are less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs
(x) prior to the Cross-Over Date, the resulting shortfall will be borne by the Certificates in inverse order of their related payment priorities, and (y) on or after the Cross-Over Date, such shortfall will be borne pro rata among such Certificates.

     In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

VOTING RIGHTS

     Votes allocated to the Certificates under the Agreement will be allocated among the Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes.

     The Certificates other than the Residual Certificates (the "Regular Certificates") will be designated as "regular interests" in the REMIC and the Residual Certificates will be designated as the "residual interest" in the REMIC.

     Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 275% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the accompanying Prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Junior Certificate, accrued income may exceed cash distributions as a result of the preferential right of Classes of Senior Certificates to receive cash distributions in the event of losses or delinquencies on Mortgage Loans. Prospective purchasers of Junior Certificates should consult their tax advisors regarding the timing of income from those Certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the accompanying Prospectus.

     Residual Certificates. The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the Residual Certificates may be considered to be "noneconomic residual interests" at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates;--Taxation of Certain Foreign Investors;--Servicing Compensation and Other REMIC Pool Expense;--Transfers of Residual Certificates."

                              ERISA CONSIDERATIONS

     As described in the Prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to
Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the Certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The United States Department of Labor (the "DOL") has issued to Credit Suisse First Boston Corporation ("CSFB") an individual administrative exemption, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42597, October 17, 1989), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Senior Certificates offered hereby by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of such Senior Certificates are the following: (i) CSFB is the sole underwriter or the manager or co-manager of the underwriting syndicate, for such Certificates, (ii) such Certificates are rated in one of the three highest generic rating categories by Fitch, Moody's Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. at the time of the acquisition of such Certificates by the ERISA Plan, (iii) such Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by lease-hold interests on commercial real property), or fractional undivided interests in such obligations, (iv) such Certificates are not subordinated to other certificates issued by the Trust Fund, (v) the ERISA Plan investing in such Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of such Certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party,
(vii) the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below) and (viii) the compensation to CSFB represents not more than reasonable compensation for underwriting such Certificates, the proceeds to the Company pursuant to the assignment of the

Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Company represents not more than reasonable compensation for the Company's services under the Agreement and reimbursement of the Company's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Senior Certificates offered hereby if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Company, (ii) CSFB, (iii) the Trustee, (iv) any entity that provides insurance or other credit support to the Trust Fund or (v) any obligor with respect to Mortgage Loans constituting more than five percent of the aggregate unamortized principal balance of the assets in the Mortgage Pool (the "Restricted Group"). Before purchasing any Certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.

     A substantially identical administrative exemption has been issued by the DOL to Lehman Brothers Inc. ("Lehman Brothers" and together with CSFB, the "Underwriters"). However, the exemption granted to Lehman Brothers does not apply to the initial purchase, the holding or the subsequent resale of the Class M, Class B1 and Class B2 Certificates because such Certificates are subordinate to certain other Classes of Certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any Certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying Prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The Residual Certificates constitute the residual interest in the REMIC constituted by the Trust Fund and all "excess inclusions" allocated to the Residual Certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Residual Certificates" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates" in the Prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates--Book-Entry Certificates" herein. In addition, the Agreement provides that the Residual Certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.

                            LEGAL INVESTMENT MATTERS

     The Senior Certificates offered hereby and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying Prospectus.

     The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     The Company makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the respective Underwriting Agreements between the Company and CSFB and the Company and Lehman Brothers, the Senior Certificates offered hereby are being purchased from the Company by CSFB and the Junior Certificates offered hereby are being purchased from the Company by Lehman Brothers upon issuance. Distribution of the Certificates offered hereby will be made by the respective Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates offered hereby will be approximately 98.711016% of the aggregate initial Class Certificate Principal Balance of the Certificates offered hereby, plus accrued interest thereon from the Cut-off Date to but excluding the date of initial issuance of the Certificates, but before deducting issuance expenses payable by the Company. In connection with the purchase and sale of the Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts.

     The Company has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Lehman Brothers has entered into an agreement with the Company to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the Certificates offered hereby, subject to certain conditions.

                              CERTIFICATE RATINGS

     It is a condition of issuance of the Certificates that the Senior Certificates offered hereby be rated "AAA" by each of Fitch and S&P, and that the Class M, Class B1 and Class B2 Certificates be rated "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield.

     The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The Company has not requested a rating of the Certificates offered hereby by any rating agency other than Fitch and S&P and the Company has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by either, or both, of Fitch and S&P.

                                 LEGAL MATTERS

     Certain legal matters in respect of the Certificates will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the Underwriter by Brown & Wood LLP, Washington, D.C.

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                                                      PAGE
------------------------------------------------------------   -----------
Accrued Certificate Interest................................      S-20
Adjustment Amount...........................................      S-31
Agreement...................................................      S-16
Allocable Share.............................................      S-25
Available Funds.............................................      S-18
Bankruptcy Coverage Termination Date........................      S-31
Bankruptcy Loss.............................................      S-29
Bankruptcy Loss Amount......................................      S-31
Base Servicing Fee..........................................      S-48
Base Servicing Fee Rate.....................................      S-48
beneficial owner............................................      S-16
BIF.........................................................      S-47
Book-Entry Certificates.....................................      S-16
Cede........................................................      S-16
Certificate Principal Balance...............................      S-21
Certificates................................................      Cover
Class.......................................................      S-14
Class B Certificates........................................      S-25
Class Certificate Principal Balance.........................      S-14
Class PO Deferred Amount....................................      S-30
Class PO Deferred Payment Writedown Amount..................      S-21
Class PO Principal Distribution Amount......................      S-24
Class Prepayment Distribution Trigger.......................      S-25
Code........................................................      S-11
Collection Account..........................................      S-46
Company.....................................................      Cover
Compensating Interest Payment...............................      S-48
Cross-Over Date.............................................      S-20
CSFB........................................................      S-50
Cut-Off Date................................................      S-14
DBI.........................................................      S-46
Debt Service Reduction......................................      S-29
Deceased Holder.............................................      S-28
Defaulted Mortgage Loan.....................................      S-24
Deficient Valuation.........................................      S-29
Definitive Certificate......................................      S-16
Depository..................................................      S-16
Detailed Description........................................      S-14
Discount Mortgage Loan......................................      S-22
Distribution Date...........................................      S-18
DMI.........................................................      S-46
DOL.........................................................      S-50
DSB.........................................................      S-46

DEFINED TERM                                                      PAGE
------------------------------------------------------------   -----------
ERISA.......................................................      S-11
ERISA Plan..................................................      S-50
Excess Loss.................................................      S-30
Exemption...................................................      S-50
FDIC........................................................      S-47
Financial Intermediary......................................      S-16
Fitch.......................................................      S-45
Fraud Coverage Termination Date.............................      S-31
Fraud Loss..................................................      S-29
Fraud Loss Amount...........................................      S-31
GE Capital..................................................      S-45
Group I Final Distribution Date.............................      S-25
Group I Senior Certificates.................................      S-18
Group II Senior Certificates................................      S-18
Group II Senior Distribution Percentage.....................      S-23
Group II Senior Percentage..................................      S-23
Group II Senior Principal Distribution Amount...............      S-23
Interest Accrual Period.....................................      S-20
Interest Shortfall..........................................      S-21
Junior Certificate Writedown Amount.........................      S-21
Junior Certificates.........................................       S-3
Junior Optimal Principal Amount.............................      S-25
Junior Percentage...........................................      S-25
Junior Prepayment Percentage................................      S-25
Lehman Brothers.............................................      S-51
Liquidated Mortgage Loan....................................      S-29
Living Holders..............................................      S-26
Loss Allocation Limitation..................................      S-30
Modeling Assumptions........................................      S-37
Mortgage....................................................      S-14
Mortgage Loan Group.........................................      S-38
Mortgage Loans..............................................      S-14
Mortgage Pool...............................................      S-14
Mortgage Rates..............................................       S-4
mortgage related securities.................................      S-11
Mortgaged Properties........................................      S-14
Mortgagor...................................................      S-14
Net Interest Shortfall......................................      S-21
Net Mortgage Rate...........................................      S-21
NMR.........................................................      S-22
Non-Book-Entry Certificates.................................      S-17
Non-Discount Mortgage Loan..................................      S-22
Non-PO Percentage...........................................      S-22
Nonrecoverable Advance......................................      S-47
North American..............................................      S-44

DEFINED TERM                                                      PAGE
------------------------------------------------------------   -----------
North American Portfolio....................................      S-46
Original Junior Principal Balance...........................      S-24
Outstanding Mortgage Loan...................................      S-14
Participant.................................................      S-16
PO Percentage...............................................      S-22
Pool Scheduled Principal Balance............................      S-14
Prepayment Assumption.......................................      S-37
Prepayment Interest.........................................      S-35
Prepayment Period...........................................      S-23
Primary Mortgage Insurance Policy...........................      S-45
Principal Distribution Request..............................      S-27
Realized Loss...............................................      S-29
Record Date.................................................      S-18
Regular Certificates........................................      S-49
regular interests...........................................      S-49
REMIC.......................................................      S-11
Residual Certificates.......................................      S-16
residual interest...........................................      S-49
Restricted Group............................................      S-51
Rounding Account............................................      S-26
S&P.........................................................      S-45
SAIF........................................................      S-47
Scheduled Principal Balance.................................      S-14
Senior Certificates.........................................       S-3
Senior Final Distribution Date..............................      S-25
Senior Optimal Principal Amount.............................      S-22
Senior Percentage...........................................      S-23
Senior Prepayment Percentage................................      S-23
Senior Prepayment Percentage Stepdown Limitation............      S-24
Servicing Fee...............................................      S-48
Servicing Portfolio.........................................      S-43
SMMEA.......................................................      S-51
Special Hazard Loss.........................................      S-29
Special Hazard Loss Amount..................................      S-31
Special Hazard Termination Date.............................      S-31
Supplemental Servicing Fee..................................      S-48
Supplemental Servicing Fee Rate.............................      S-48
Tax-Exempt Investor.........................................      S-51
Trigger Event...............................................      S-45
Trust Fund..................................................      S-14
Trustee.....................................................      S-16
Underwriters................................................      S-51
Withdrawal..................................................      S-28

------------------------------------------------------------
------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS GIVEN OR MADE OUTSIDE OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND PROSPECTUS IS CORRECT ONLY AS OF THE DATE RELATING TO SUCH INFORMATION; DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS, OR ANY SALE MADE THEREUNDER, SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION IS CORRECT AS OF THAT SUBSEQUENT DATE.
                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                       PAGE
                                                     ---------
Summary of Terms...................................        S-3
Description of the Mortgage Pool and the Mortgaged
  Properties.......................................       S-14
Description of the Certificates....................       S-16
Yield and Weighted Average Life Considerations.....       S-34
GE Capital Mortgage Services, Inc..................       S-43
Delinquency and Foreclosure Experience of the
  Company..........................................       S-43
Use of Proceeds....................................       S-44
The Pooling and Servicing Agreement................       S-44
Certain Federal Income Tax Consequences............       S-49
ERISA Considerations...............................       S-50
Legal Investment Matters...........................       S-51
Plan of Distribution...............................       S-52
Certificate Ratings................................       S-52
Legal Matters......................................       S-53
Index of Certain Prospectus Supplement
  Definitions......................................       S-54

                          PROSPECTUS
Available Information..............................          2
Incorporation of Certain Documents by Reference....          3
Reports to Certificateholders......................          3
Prospectus Summary.................................          6
Description of the Certificates....................         14
The Trust Fund.....................................         19
Credit Support.....................................         30
Yield, Maturity and Weighted Average Life
  Considerations...................................         36
Servicing of the Mortgage Loans and Contracts......         38
The Pooling and Servicing Agreement................         49
GE Capital Mortgage Services, Inc..................         56
The Guarantor......................................         57
Certain Legal Aspects of the Mortgage Loans and
  Contracts........................................         57
Legal Investment Matters...........................         67
ERISA Considerations...............................         68
Certain Federal Income Tax Consequences............         70
Plan of Distribution...............................         83
Use of Proceeds....................................         84
Legal Matters......................................         84
Financial Information..............................         84

                               ------------------



    UNTIL FEBRUARY 22, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------------
------------------------------------------------------------

                                  $349,453,529
                                 (Approximate)

                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                             (Seller and Servicer)

                               REMIC Multi-Class
                           Pass-Through Certificates,
                                 Series 1998-24
                                  ------------

                             PROSPECTUS SUPPLEMENT
                               November 24, 1998

                                  ------------

                           CREDIT SUISSE FIRST BOSTON

                                LEHMAN BROTHERS

------------------------------------------------------------
------------------------------------------------------------